UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2014

PHL VARIABLE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Connecticut	333-20277	06-1045829

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 28, 2014, PHL Variable Insurance Company (the “Company”) filed its 2013 unaudited statutory financial results with its domiciliary state insurance regulator and provided full year 2013 unaudited statutory results.

Update regarding 2013 Annual STAT Financial Statements

Unaudited STAT financial results for the third quarter of 2012, full year 2012, first, second and third quarters of 2013, and full year 2013 were filed on time with state insurance regulators.  The Company reported a statutory net loss from operations of $67.6 million and a statutory net loss of $86.1 million for the year ended December 31, 2013, each primarily resulting from a strengthening of reserves.  At December 31, 2013, the Company’s statutory surplus and asset valuation reserve was $235.2 million and its risk-based capital ratio was estimated to be 281%.

As a result of the previously announced GAAP restatement process and the respective audits for the STAT and GAAP financial statements for the year ended December 31, 2012, the Company’s statutory surplus at December 31, 2013 reflects $3.2 million of net prior period adjustments made during 2013.

Year-over-year change to Statutory Surplus and Asset Valuation Reserve

The Company’s statutory surplus and asset valuation reserve was $235.2 million at December 31, 2013 and $321 million at December 31, 2012. The statutory surplus and asset valuation reserve at December 31, 2013 reflects among others the following actions in 2013:

●	In the fourth quarter of 2013, the Company strengthened reserves by $123 million on a net basis, including consideration of results from asset adequacy analysis.

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This resulting surplus decrease was offset by a total of $75 million of capital contributions from the holding company, $45 million as the result of a capital contribution to benefit the Company and $30 million in the form of a surplus note issued by the Company and purchased by the holding company.

Reliance on Statutory Financial Results

The Company advised that its 2013 unaudited statutory financial results should be relied upon as the most current assessment of the Company’s financial condition.  The Company noted that its statutory results are not indicative of, and are not a replacement for, its GAAP results.  Variances between the Company’s statutory financial results and its GAAP financial information are likely to be material.

Due to the differences between the statutory and GAAP accounting principles, the statutory adjustments discussed above may not be the same as the adjustments made to the GAAP financial statements as a result of the restatement, and such differences could be material.

Update regarding 2013 Form 10-K timing

On February 28, 2014, the Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (the “SEC”) disclosing that it will not file its 2013 Form 10-K on or before the March 31, 2014 due date and that it does not expect to file it within the fifteen day extension period offered by Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators. Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”. You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this Form 8-K, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K, such statements or disclosures will be deemed to modify or supersede such statements in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHL VARIABLE INSURANCE COMPANY
Date: February 28, 2014	By:	/s/ Bonnie J. Malley
		Name:	Bonnie J. Malley
		Title:	Executive Vice President
and Chief Financial Officer